                                EXHIBIT 10.10

                     AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of March 25, 1994

                                     among

                              SAFETY-KLEEN CORP.

                          the Banks signatory hereto

                                      and

                        THE CHASE MANHATTAN BANK, N.A.,

                                   as Agent

                               Table of Contents


ARTICLE 1     DEFINITIONS; ACCOUNTING TERMS.

 Section 1.01     Definitions................................     1
 Section 1.02     Accounting Terms...........................    11

ARTICLE 2     THE CREDIT.

 Section 2.01     The Syndicated Loans.......................    11
 Section 2.02     The Money Market Loans.....................    11
 Section 2.03     The Notes; Repayment.......................    15
 Section 2.04     Purpose....................................    15
 Section 2.05     Syndicated Borrowings......................    15
 Section 2.06     Prepayments................................    15
 Section 2.07     Interest Periods...........................    15
 Section 2.08     Changes of Commitments.....................    16
 Section 2.09     Certain Notices............................    16
 Section 2.10     Minimum Amounts............................    16
 Section 2.11     Interest...................................    17
 Section 2.12     Fees.......................................    17
 Section 2.13     Payments Generally.........................    18
 Section 2.14     Extension of Termination Date..............    18

ARTICLE 3     YIELD PROTECTION; ILLEGALITY; ETC.

 Section 3.01     Additional Costs...........................    19
 Section 3.02     Limitation on Types of Loans...............    20
 Section 3.03     Illegality.................................    21
 Section 3.04     Certain Variable Rate Loans pursuant
                   to Sections 3.01 and 3.03.................    21
 Section 3.05     Certain Compensation.......................    21

ARTICLE 4     CONDITIONS PRECEDENT.

 Section 4.01     Conditions to Effectiveness................    22
 Section 4.02     Conditions to Borrowing....................    23
 Section 4.03     Deemed Representations.....................    24

ARTICLE 5     REPRESENTATIONS AND WARRANTIES.

 Section 5.01     Incorporation, Good Standing and Due
                  Qualification..............................    24
 Section 5.02     Corporate Power and Authority; No Conflicts    24


 Section 5.03     Legally Enforceable Agreements.............    25
 Section 5.04     Litigation.................................    25
 Section 5.05     Financial Statements.......................    25
 Section 5.06     Ownership and Liens........................    26
 Section 5.07     Taxes......................................    26
 Section 5.08     ERISA......................................    26
 Section 5.09     Subsidiaries and Ownership of Stock........    26
 Section 5.10     Credit Arrangements........................    27
 Section 5.11     Operation of Business......................    27
 Section 5.12     No Fault on Outstanding Judgments
                   or Orders.................................    27
 Section 5.13     No Default on Other Agreements.............    27
 Section 5.14     Labor Disputes and Acts of God.............    28
 Section 5.15     Investment Company Act.....................    28
 Section 5.16     Partner in a Partnership...................    28
 Section 5.17     Hazardous Materials........................    28
 Section 5.18     No Forfeiture..............................    30

ARTICLE 6      AFFIRMATIVE COVENANTS.

 Section 6.01     Maintenance of Existence...................    30
 Section 6.02     Conduct of Business........................    30
 Section 6.03     Maintenance of Properties..................    30
 Section 6.04     Maintenance of Records.....................    30
 Section 6.05     Maintenance of Insurance...................    30
 Section 6.06     Compliance with Laws.......................    31
 Section 6.07     Right of Inspection........................    31
 Section 6.08     Reporting Requirements.....................    31
 Section 6.09     No Activities Leading to Forfeiture........    35

ARTICLE 7     NEGATIVE COVENANTS.

 Section 7.01     Certain Contingent Liabilities.............    35
 Section 7.02     Liens......................................    35
 Section 7.03     Leases.....................................    37
 Section 7.04     Investments................................    37
 Section 7.05     Sale of Assets.............................    38
 Section 7.06     Stock of Subsidiaries, Etc.................    38
 Section 7.07     Transactions with Affiliates...............    38
 Section 7.08     Mergers, Etc...............................    39
 Section 7.09     Acquisitions...............................    39

ARTICLE 8     FINANCIAL COVENANTS.

 Section 8.01     Minimum Shareholders' Equity...............    39
 Section 8.02     Debt to Cash Flow..........................    39
 Section 8.03     Interest Coverage Ratio....................    39

ARTICLE 9     EVENTS OF DEFAULT.

 Section 9.01     Events of Default..........................    39
 Section 9.02     Remedies...................................    41

ARTICLE 10    THE AGENT; RELATIONS AMONG BANKS, ETC.

 Section 10.01    Appointment, Powers and Immunities of
                   Agent.....................................    42
 Section 10.02    Reliance by Agent..........................    42
 Section 10.03    Defaults...................................    43
 Section 10.04    Rights of Agent as a Bank..................    43
 Section 10.05    Indemnification of Agent...................    44
 Section 10.06    Documents..................................    44
 Section 10.07    Non-Reliance on Agent
                   and Other Banks...........................    44
 Section 10.08    Failure of Agent to Act....................    45
 Section 10.09    Resignation of Agent.......................    45
 Section 10.10    Amendments Concerning
                   Agency Function...........................    45
 Section 10.11    Liability of Agent.........................    45
 Section 10.12    Transfer of Agency Function................    46
 Section 10.13    Non-Receipt of Funds by the Agent..........    46
 Section 10.14    Withholding Taxes..........................    46
 Section 10.15    Several Obligations and
                   Rights of Banks...........................    47
 Section 10.16    Pro Rata Treatment of Loans, Etc...........    47

ARTICLE 11    MISCELLANEOUS.

 Section 11.01    Amendments and Waivers.....................    47
 Section 11.02    Replacement of Banks.......................    48
 Section 11.03    Usury......................................    48
 Section 11.04    Expenses...................................    48
 Section 11.05    Survival...................................    49
 Section 11.06    Assignment; Participation..................    49
 Section 11.07    Notices....................................    50
 Section 11.08    Setoff.....................................    50
 Section 11.09    Jurisdiction; Immunities...................    50
 Section 11.10    Table of Contents; Headings................    51
 Section 11.11    Severability...............................    51
 Section 11.12    Counterparts...............................    51
 Section 11.13    Integration................................    52
 Section 11.14    Governing Law..............................    52
 Section 11.15    Treatment of Certain Information...........    52
 Section 11.16    Addition of Banks..........................    52

EXHIBITS

     Exhibit A     Promissory Note
     Exhibit B     Money Market Note
     Exhibit C     Authorization Letter
     Exhibit D     Opinion of Counsel for Borrower
     Exhibit E     Request for Extension

SCHEDULES

     Schedule I    Restricted Subsidiaries of Borrower
     Schedule II   Subsidiaries of Borrower
     Schedule III  Credit Arrangements
     Schedule IV   Partnerships of Borrower
     Schedule V    Hazardous Materials

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 25, 1994 among SAFETY-KLEEN CORP., a corporation organized under the laws of Wisconsin (the "Borrower"), each of the banks which is a signatory hereto (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association organized under the laws of the United States of America, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                              W I T N E S S E T H
                              - - - - - - - - - -

         WHEREAS, the Borrower, the Banks and the Agent entered into a Credit Agreement dated as of March 20, 1992, as amended by Amendment No. 1 dated as of December 1, 1993 (the "Original Agreement");

         WHEREAS, the parties hereto wish to amend and restate the Original Agreement to make the modifications set forth below; and

         WHEREAS, when all of the conditions specified in Section 4.01 hereof have been satisfied, the Original Agreement will be automatically amended and restated to read in full as set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

                  ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS.

         Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):


         "Acceptable Acquisition" means any Acquisition which has been either
(a) approved by the Board of Directors of the corporation which is the subject of such Acquisition or (b) recommended by such Board to the shareholders of such corporation.

         "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation other than the Borrower or any corporation which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any corporation a Subsidiary of the Borrower, or causes any such corporation to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any corporation.

         "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or any of its Subsidiaries; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the Borrower or any such Subsidiary; (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or such Subsidiary; or (d) which is a partnership in which the Borrower or any of its Subsidiaries is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "Assessment Rate" means, for any Interest Period for any CD Loan, the average of the highest and lowest annual assessment rates (determined by the Agent as at the first day of such Interest Period and rounded upwards, if necessary, to the nearest 1/100 of 1%) that the Federal Deposit Insurance Corporation (or any successor) charges members of the Bank Insurance Fund pursuant to 12 C.F.R. Part 327 (or any successor provision) for such Corporation's (or such successor's) insuring time deposits at offices of such members in the United States of America.

         "Authorization Letter" means the letter agreement executed by the Borrower in the form of Exhibit C.

         "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City and whenever such day relates to a Eurodollar Loan or notice with respect to any Eurodollar Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

         "Base Rate" means with respect to any Fixed Rate Loan:

         (a) for a Eurodollar Loan, the arithmetic mean, as calculated by the Agent, of the respective rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m. London time by the principal London branch of each of the Reference Banks two Banking Days prior to the first day of the Interest Period for such Loan for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to such Interest Period and principal amount of the Eurodollar Loan which shall be made by such Reference Bank and outstanding during such Interest Period; and

         (b) for a CD Loan, the arithmetic mean, as calculated by the Agent, of the respective rates per annum (rounded upwards, if necessary, to the nearest 1/20 of 1%) of the Reference Banks in each such case determined by the Reference Bank to be the average of the bid rates quoted to it at its principal office at approximately 10:00 a.m. New York City time (or as soon thereafter as practicable) on the first day of the Interest Period for such Loan by New York certificate of deposit dealers of recognized standing selected by such Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank with a term, and in an amount, comparable to such Interest Period and the principal amount of the CD Loan which shall be made by such Reference

Bank and outstanding during such Interest Period; provided that, if such quotations from such dealers are not available to such Reference Bank, such Bank shall notify the Agent of a reasonably equivalent rate determined by it on the basis of another source or sources selected by it.

         "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "CD Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of clause (b) of the definition "Base Rate."

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced or otherwise modified from time to time.

         "Consolidated Debt" means Debt of the Borrower and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Shareholders' Equity" means Shareholders' Equity of the Borrower and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Borrower in accordance with GAAP.

         "Consolidated Total Capitalization" means Total Capitalization of the Borrower and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

         "Debt" means, with respect to any Person: (a) all indebtedness of such Person for borrowed money; (b) all indebtedness of such Person for the deferred purchase price of property or services (except trade payables paid within 120 days from the date the goods were delivered or the services rendered in the ordinary course of business); (c) all Unfunded Benefit Liabilities of such Person (if such Person is not the Borrower, determined in a manner analogous to that of determining Unfunded Benefit Liabilities of the Borrower); (d) all obligations of such Person arising under acceptance facilities; (e) all guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (f) any obligations secured by any Lien on property of such Person; and (g) all obligations of such Person as lessee under Capital Leases.

         "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% above the Variable Rate as in effect from time to time plus the Margin (if any) (provided that, if the amount so in default is principal of a Fixed Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest period therefor, 2% above the interest rate for such Loan as provided in Section
2.11 hereof and, thereafter, the rate provided for above in this definition).

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

         "Eurodollar Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of clause (a) of the definition "Base Rate."

         "Event of Default" has the meaning given such term in Section 9.01.

         "Facility Documents" means this Agreement, the Notes, and the Authorization Letter.

         "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 365/366 day basis of calculation, if the rate on Variable Rate Loans is so calculated) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

         "Fixed Rate" means, for any Fixed Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of (a) the quotient of (i) the Base Rate for such Loan for the Interest Period therefor divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period plus (b) if such Loan is a CD Loan, the Assessment Rate in effect at the commencement of such Interest Period.

         "Fixed Rate Loan" means any Eurodollar or CD Loan.

         "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Borrower or any of its Subsidiaries or Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their property.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 5.05 (except for changes concurred in by the Borrower's independent public accountants).

         "Interest Period" means the period commencing on the date a Loan is made and ending, (a) as the Borrower may select pursuant to Section 2.07: (i) in the case of Variable Rate Loans, 30 days thereafter; (ii) in the case of Eurodollar Loans, on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month; and (iii) in the case of CD Loans, on the day 30, 60, 90 or 180 days thereafter; and (b) as the Borrower may request and any Bank may offer pursuant to Section 2.02 in the case of Money Market Loans, on the day 1 to 360 days thereafter.

         "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

         "Level Period" means the Level I Period, Level II Period, Level III Period or Level IV Period and a Level I Period is the lowest Level Period, a Level II Period is higher than a Level I Period but lower than a Level III Period, a Level III Period is higher than a Level II Period but lower than a Level IV Period and a Level IV Period is the highest Level Period.

         "Level I Period" means any period during which the Borrower's outstanding senior unsecured long-term debt securities are rated A- or higher by Standard & Poor's Corporation, Inc. or A3 or higher by Moody's Investors Service, Inc.

         "Level II Period" means any period during which the Borrower's outstanding senior unsecured long-term debt securities are rated BBB or higher but not higher than BBB+ by Standard

& Poor's Corporation, Inc. or Baa2 or higher but not higher than Baa1 by Moody's Investors Service, Inc.

         "Level III Period" means any period during which the Borrower's outstanding senior unsecured long-term debt securities are rated BBB- by Standard & Poor's Corporation, Inc. or Baa3 by Moody's Investors Service, Inc.

         "Level IV Period" means any period during which the Borrower's outstanding senior unsecured long-term debt securities are rated below BBB- by Standard & Poor's Corporation, Inc. or below Baa3 by Moody's Investors Service, Inc.

         "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loan" means a Variable Rate Loan, a Fixed Rate Loan or a Money Market Loan.

         "Margin" means, for any day,

         (a) for a Variable Rate Loan, (i) 0%, if such day falls within a Level I Period, (ii) 0%, if such day falls within a Level II Period, (iii) 1/8 of 1%, if such day falls within a Level III Period and (iv) 3/8 of 1%, if such day falls within a Level IV Period;

         (b) for a Eurodollar Loan, (i) .300%, if such day falls within a Level I Period, (ii) .400%, if such day falls within a Level II Period, (iii) .500%, if such day falls within a Level III Period and (iv) .625%, if such day falls within a Level IV Period; and

         (c) for a CD Loan, (i) .300%, if such day falls within a Level I Period, (ii) .400%, if such day falls within a Level II Period, (iii) .500%, if such day falls within a Level III Period and (iv) .625%, if such day falls within a Level IV Period.

In the event that any two ratings by Standard & Poor's Corporation and Moody's Investors Service, Inc. results in the existence of more than one Level Period, the Margin shall be based on the rate set forth in the higher Level Period.

         "Material Adverse Effect" means an event or occurrence that could have a negative impact on: (a) the business, properties, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries, taken as a whole; (b) the ability of the Borrower to perform its obligations under the Agreement and the other Facility Documents; or (c) the validity or enforceability of the Agreement and the other Facility Documents or the rights or remedies of the Agent or the Banks thereunder. For the purposes of clause
(a) above, negative impact shall mean an actual or contingent reduction (whether immediate or over time) of 25% or more of the minimum Consolidated Shareholders' Equity required pursuant to Section 8.01.

         "Money Market Borrowing" has the meaning given such term in Section 2.02(c).

         "Money Market Loans" has the meaning given such term in Section
2.02(c).

         "Money Market Note" means a promissory note of the Borrower in the form of Exhibit B hereto evidencing the Money Market Loans made or remade by a Bank hereunder.

         "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.02(d).

         "Money Market Quote Request" has the meaning given such term in Section 2.02(c).

         "Money Market Rate" has the meaning given such term in Section 2.02(d).

         "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "1988 Credit Agreement" means the Credit Agreement dated as of March 25, 1988 among Safety-Kleen Corp., the banks named therein and The Chase Manhattan Bank (National Association), as Agent, as amended to the date hereof.

         "Note" means a Promissory Note or a Money Market Note.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Prime Rate" means that rate of interest from time to time announced by the Principal Reference Bank at its principal office as its prime commercial lending rate.

         "Principal Office" means the principal office of the Agent, presently located at 1 Chase Manhattan Plaza, New York, New York 10081.

         "Principal Reference Bank" means The Chase Manhattan Bank, N.A.

         "Promissory Note" means a promissory note of the Borrower in the form of Exhibit A hereto evidencing the Syndicated Loans made or remade by a Bank hereunder.

         "Reference Banks" means The Chase Manhattan Bank, N.A. and The First National Bank of Chicago.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Required Banks" means, unless and until the Banks have voted to declare the Commitments to be terminated and to accelerate the Loans pursuant to
Section 9.02, Banks having at least 75% of the aggregate amount of the Commitments and, at any time after the Banks have voted to exercise such rights, Banks having at least 75% of the aggregate principal amount of the Loans.

         "Reserve Requirement" means, for any Interest Period for any Fixed Rate Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such Loan under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against
(a) in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D) or (b) in the case of CD Loans, non-personal Dollar time deposits in an amount of $100,000 or more. Without limiting the effect of the foregoing, the Reserve Requirement shall also reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for Eurodollar or CD Loans (as the case may be) is to be determined as provided in the definition of "Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets which include Eurodollar or CD Loans (as the case may be).

         "Restricted Subsidiary" means a Subsidiary (i) which is organized under the laws of the United State of America (including Puerto Rico) or Canada or Europe or a jurisdiction thereof, (ii) which conducts substantially all of its business and has substantially all of its property within the United States of America and Canada and Europe, (iii) which is not engaged in the business of financing receivables, making loans or leasing real property, (iv) of which at least 80% (by number or votes) of the voting stock and 100% of all other capital stock and equity securities are legally and beneficially owned by the Borrower and its Restricted Subsidiaries and (v) which has been designated as a "Restricted Subsidiary" by the Borrower either in Schedule I or by written notice to the Agent. Any Subsidiary so designated as a "Restricted Subsidiary" by the Borrower may not thereafter be redesignated as an "Unrestricted Subsidiary"; and the value of the aggregate assets of all of the Unrestricted Subsidiaries taken together shall not exceed an amount equal to 25% of the consolidated total assets of the Borrower and its Consolidated Subsidiaries as shown on the financial statements delivered pursuant to Section 6.08.

         "Shareholders' Equity" means shareholders' equity as shown on the financial statements of the Borrower delivered pursuant to Section 6.08.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

         "Subtotal Statement" has the meaning given such term in Section 6.08.

         "Syndicated Loan" means a Variable Rate Loan or a Fixed Rate Loan made by a Bank pursuant to Section 2.01.

         "Termination Date" means, with respect to each Bank, (a) March 24, 1997 or (b) if the Termination Date for such Bank has been extended pursuant to
Section 2.14, the date to which such Termination Date has been extended; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day).

         "Total Capitalization" means, at any date, the sum of Shareholders' Equity on such date and Debt of the Borrower and its Restricted Subsidiaries on such date.

         "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

         "Unrestricted Subsidiary" means every Subsidiary other than a Restricted Subsidiary.

         "Variable Rate" means, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day.

         "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate. The interest rate on each Variable Rate Loan shall change when the Variable Rate changes.

         Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                            ARTICLE 2.  THE CREDIT.

         Section 2.01. The Syndicated Loans. Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make Syndicated Loans to the Borrower from time to time from and including the date hereof to but excluding the Termination Date for such Bank up to but not exceeding the amount of its Commitment. The Syndicated Loans may be outstanding as Variable Rate Loans or Eurodollar Loans or CD Loans (each a "type" of Loans). The Loans of each type of each Bank shall be made and maintained at such Bank's Lending Office for such type of Loans.


         Section 2.02.  The Money Market Loans.

         (a) In addition to borrowings of Syndicated Loans, the Borrower may, as set forth in this Section 2.02, request the Banks to make offers to make money market loans to the Borrower as provided below (the "Money Market Loans"). The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.02.

         (b) There may be no more than three different Interest Periods for Money Market Loans outstanding at the same time; and the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.

         (c) When the Borrower wishes to request offers to make Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) notice (a "Money Market Quote Request") so as to be received no later than 11:00 a.m. New York time on the Banking Day next preceding the date of borrowing proposed therein, specifying with respect to each Money Market Loan offer requested:

         (i) the proposed date of such borrowing (a "Money Market Borrowing"), which shall be a Banking Day;

         (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $4,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.02(b) hereof to be violated; and

         (iii)  the duration of the Interest Period applicable thereto.

         The Borrower may request offers to make Money Market Loans to be borrowed on no more than two different dates and for up to three different Interest Periods in a single Money Market Quote Request; provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the preceding sentence, no more than three Money Market Quote Requests shall be given within each calendar week.

         (d)(i) Each Bank may submit a money market quote containing an offer to make a Money Market Loan in response to any Money Market Quote Request (a "Money Market Quote"); provided that, if the Borrower's request under Section 2.02(c) hereof specified more than one borrowing date or more than one Interest Period, such Bank may make a single submission containing a separate offer for each such borrowing date and Interest Period and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Agent not later than 11:00 a.m. New York time on the first proposed date of borrowing; provided that any Money Market Quote submitted by the Agent (or its Applicable Lending Office) may be submitted, and may only be submitted, if the Agent (or such Applicable Lending Office) notifies the Borrower of the terms of its offer not later than 10:45 a.m. New York time on the first proposed date of borrowing. Subject to Sections 4.02, 3.01 and 9 hereof, any Money Market Quote so made shall be irrevocable.

         (ii)  Each Money Market Quote shall specify:

              (A) the proposed date of borrowing and the Interest Period therefor;

              (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (x) may be greater than or less than the unused Commitment of the quoting Bank, (y) shall be at least $1,000,000 or a larger multiple of $100,000, and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

              (C) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%), which shall be a set rate (the "Money Market Rate") offered for each such Money Market Loan; provided, however, that if more than one Money Market Rate is offered for such Money Market Loan, the Money Market Quote shall also specify the portion of the principal amount of the Money Market Loan to which each such Money Market Rate relates;

              (D)  the identity of the quoting Bank.

No Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made.

         (e) The Agent shall as promptly as practicable after such Money Market Quote is submitted (but in any event not later than 11:15 a.m. New York Time) notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.02(d) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and Money Market Rates, as the case may be, so offered by each Bank (identifying the Bank that submitted each Money Market Quote).

         (f) Not later than 11:30 a.m. New York time on the proposed date of borrowing the Borrower shall give the Agent irrevocable notice of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.02(e) hereof and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part from any Bank shall be at least $1,000,000 and in multiples of $100,000); provided that:

              (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

              (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $4,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.02(b) hereof to be violated;

              (iii) acceptance of offers may only be made in ascending order of Money Market Rates except that should any Banks submit Money Market Quotes in which the Money Market Rate is within 1/16th of 1% of the lowest Money Market Rate received by the Agent with respect to that Money Market Quote Request, the Borrower shall have the right to advise the Agent that, on a selected basis, it is accepting such Money Market Quotes from Banks whose Money Market Rates so received by the Agent are within such range, not necessarily in ascending order, provided that:
         (A) the Bank with the lowest Money Market Rate for such Money Market Quote shall in any event be allocated at least 70% of that portion of the principal amount to which such Money Market Rate relates quoted by such lowest bidding Bank in the Money Market Quote; (B) all other conditions set forth in this Section 2.02(f) hereof are met;

              (iv) the Borrower may not accept any offer where the Agent has advised the Borrower that such offer fails to comply with Section 2.02(d)(ii) hereof or otherwise fails to comply with the requirements of this Agreement.

Subject to the provisions of Section 2.02(f)(iii), if offers are made by two or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such

Banks as nearly as possible (in minimum amounts of $1,000,000 for each Bank and in multiples of $100,000) in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         (g) Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 3:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at the Principal Office in immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, in an account designated to the Agent in writing by the Borrower.

         (h) The amount of any Money Market Loan made by any Bank shall constitute a utilization of such Bank's Commitment.

         Section 2.03. The Notes; Repayment. (a) The Syndicated Loans of each Bank shall be evidenced by a single promissory note in favor of such Bank in the form of Exhibit A, dated the date of this Agreement, duly completed and executed by the Borrower.

         (b) The Money Market Loans of each Bank shall be evidenced by a single promissory note in favor of such Bank in the form of Exhibit B, dated the date of this Agreement, duly completed and executed by the Borrower.

         (c) The Borrower will pay to the Agent for account of each Bank the principal of each Loan made by such Bank, and each Loan shall mature, on the last day of the Interest Period therefor.

         Section 2.04. Purpose. The Borrower shall use the proceeds of the Loans for working capital. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

         Section 2.05. Syndicated Borrowings. The Borrower shall give the Agent notice of each borrowing of a Syndicated Loan to be made hereunder as provided in Section 2.09. Not later than 1:00 p.m. New York City time on the date of such borrowing, each Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Syndicated Loan to be made by it on such day available to the Agent, at the Principal Office and in immediately available funds for the account of the Borrower. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to the Borrower, in immediately available funds, by the Agent crediting an account of the Borrower designated to the Agent in writing by the Borrower.

         Section 2.06. Prepayments. The Borrower shall have the right to prepay Loans at any time or from time to time; provided that: (a) the Borrower shall give the Agent notice of each such prepayment as provided in Section 2.09;
(b) Money Market Loans may not be prepaid and (c) Fixed Rate Loans may not be prepaid, except that, if after the giving effect to any reduction or termination of the Commitments pursuant to Section 2.08, the outstanding aggregate principal amount of the Loans exceeds the aggregate amount of the Commitments, the Borrower shall pay or repay the Loans on the date of such reduction or termination in an aggregate principal amount equal to the excess, together with interest thereon accrued to the date of such payment or repayment and any amounts payable pursuant to Section 3.05 in connection therewith.

         Section 2.07. Interest Periods. In the case of each Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (a) no Interest Period may extend beyond the Termination Date for each Bank; (b) notwithstanding clause (a) above, no Interest Period for a Fixed Rate Loan shall have a duration less than one month (in the case of a Eurodollar
Loan) or 30 days (in the case of a CD Loan), and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (c) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless, in the case of a Eurodollar Loan, such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; and (d) only five Fixed Rate Loans of each Bank may be outstanding at any one time.

         Section 2.08.  Changes of Commitments.    (a) The Borrower shall have
the right to reduce or terminate the amount of unused Commitments at any time or from time to time, provided that: (i) the Borrower shall give notice of each such reduction or termination to the Agent as provided in Section 2.09; and (ii) each partial reduction shall be in an aggregate amount at least equal to $400,000.

         (b)  The Commitments once reduced or terminated may not be reinstated.

         Section 2.09. Certain Notices. Notices by the Borrower to the Agent of each borrowing pursuant to Section 2.05, each prepayment of a Syndicated Loan pursuant to Section 2.06 and each reduction or termination of the Commitments pursuant to Section 2.08(a) shall be irrevocable and shall be effective only if received by the Agent not later than 12:00 noon New York City time, and (a) in the case of borrowings and (in the case of Variable Rate Loans) prepayments, (i) of Variable Rate Loans, given one Banking Day prior thereto; (ii) Eurodollar Loans, given three Banking Days prior thereto; (iii) CD Loans, given two Banking Days prior thereto; and (b) in the case of reductions or termination of the Commitments, given three Banking Days prior thereto. Each such notice shall specify the Syndicated Loans to be borrowed or prepaid and the amount (subject to Section 2.10) and type of the Syndicated Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Commitments to be reduced or terminated. The Agent shall promptly notify the Banks of the contents of each such notice.

         Section 2.10. Minimum Amounts. Except for borrowings of Syndicated Loans which exhaust the full remaining amount of the Commitments, and prepayments (in the case of Variable Rate Loans) which result in the prepayment of all Syndicated Loans, each borrowing and prepayment of principal of Variable Rate Loans shall be in an amount at least equal to $100,000 for each Bank, and each borrowing of Fixed Rate Loans of each type having concurrent Interest Periods shall be at least equal to $1,000,000 for each Bank.

         Section 2.11. Interest. (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus any Margin, (ii) for a Fixed Rate Loan, at a fixed rate equal to the Fixed Rate plus the Margin and (iii) for a Money Market Loan, at a fixed rate equal to Money Market Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section
2.02 hereof. If the principal amount of any Loan and any other amount payable by the Borrower hereunder or under the Notes shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount from and including such due date to but excluding the date such amount is paid in full at the Default Rate.

         (b) Interest on each Variable Rate Loan, Fixed Rate Loan or Money Market Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrower and the Banks thereof.

         (c) Accrued interest shall be due and payable in arrears upon any payment of principal and on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months or 90 days, at three-month (in the case of a Eurodollar Loan) or 90-day (in the case of a Money Market or CD Loan) intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent.

         Section 2.12. Fees. (a) The Borrower agrees to pay to the Agent for the account of each of the Banks a facility fee on the daily average amount of such Bank's Commitment (used and unused) for the period from and including the date of this Agreement to and including the earlier of the date such Commitment is terminated or the Termination Date for such Bank computed at the rate per annum equal to (i) .15%, if such day falls within a Level I Period, (ii) .1875%, if such day falls within a Level II Period, (iii) .25%, if such day falls within a Level III Period and (iv) .375%, if such day falls within a Level IV Period. In the event that any two ratings by Standard & Poor's Corporation and Moody's Investors Service, Inc. results in the existence of more than one Level Period, the rate per annum shall be based on the rate set forth in the higher Level Period. Accrued facility fees for each Bank shall be payable in arrears on the last day of each calendar quarter and on the earlier of the date the Commitments are terminated and the Termination Date for such Bank.

         (b) The Borrower agrees to pay to the Agent for its own account, annually in advance during the term of this Agreement, an agency fee in an amount agreed upon by the Agent and the Borrower in the Agent's March 7, 1994 letter to the Borrower.

         Section 2.13. Payments Generally. All payments under this Agreement or the Notes shall be made in Dollars in immediately available funds not later than 1:00 p.m. New York City time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) to the Agent's account number 900-9-000002 maintained at the Principal Office for the account of the applicable Lending Office of each Bank; provided that, when a new Loan is to be made by each Bank on a date the Borrower is to repay any principal of an outstanding Loan, such Bank shall apply the proceeds thereof to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Bank to the Borrower as provided in Section 2.05 or paid by the Borrower to such Bank pursuant to this Section 2.13, as the case may be. The Agent, or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Agent. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion (subject to Section 10.16)). If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Lending Office.

         Section 2.14. Extension of Termination Date. The Termination Date for any Bank may be extended for a period of one year after the date on which the Termination Date would otherwise have occurred in accordance with the terms of this Section 2.14 and the definition of Termination Date. If the Borrower wishes to have the Termination Date for any Bank extended, it must give written notice by registered mail to the Agent and each of the Banks to such effect within 30 days following the end of the Borrower's fiscal year. Such notice shall be in the form attached hereto as Exhibit E. Such Bank may, in its sole discretion, refuse to extend its Termination Date by giving written notice to such effect to the Borrower, the Agent and each of the Banks within 45 days following receipt by such Bank of the Borrower's request. Failure by such Bank to respond during such 45 day time period will constitute an acceptance of the Borrower's request. Failure by the Borrower to request an extension shall not preclude the Borrower from requesting an extension at a later date in accordance with the provisions of this Section 2.14.


                ARTICLE 3.  YIELD PROTECTION; ILLEGALITY; ETC.

         Section 3.01. Additional Costs. (a) The Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining any Fixed Rate Loans (or Variable Rate Loans or Money Market Loans where noted in (ii) below) under this Agreement or its Notes or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called

"Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Lending Office); (ii) imposes or modifies any minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Base Rate" in Section 1.01 and including any Variable Rate Loans and Money Market Loans); (iii) imposes or modifies any reserve, special deposit, deposit insurance or assessment relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Base Rate" in Section 1.01); or (iv) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities). Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Bank requests compensation from the Borrower under this Section 3.01(a), or under Section 3.01(c), the Borrower may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank to make Loans of the type with respect to which such compensation is requested (in which case the provisions of Section 3.04 shall be applicable).

         (b)  Without limiting the effect of the foregoing provisions of this
Section 3.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar or CD Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar or CD Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 3.04 shall be applicable).

         (c)  Without limiting the effect of the foregoing provisions of this
Section 3.01 (but without duplication), the Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 3.01(c) as promptly as practicable after it determines to request such compensation.

         (d)  Determinations and allocations by a Bank for purposes of this
Section 3.01 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Bank under this Section 3.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         Section 3.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

         (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Fixed Rate Loans as provided in this Agreement; or

         (b) the Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Base Rate" in Section 1.01 upon the basis of which the rate of interest for any type of Fixed Rate Loans is to be determined do not adequately cover the cost to the Banks of making or maintaining such Loans;

then the Agent shall give the Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make Loans of such type.

         Section 3.03. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Agent) and such Bank's obligation to make or maintain Eurodollar Loans hereunder shall be suspended until such time as such Bank may again make and maintain such affected Loans (in which case the provisions of Section 3.04 shall be applicable).

         Section 3.04. Certain Variable Rate Loans pursuant to Sections 3.01 and 3.03. If the obligations of any Bank to make Loans of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") shall be suspended pursuant to Section 3.01 or 3.03, all Loans which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as Variable Rate Loans and, if an event referred to in Section 3.01(b) or 3.03 has occurred and such Bank so requests by notice to the Borrower (with a copy to the Agent), all Affected Loans of such Bank then outstanding shall be automatically converted into Variable Rate Loans on the date specified by such Bank in such notice, and, to the extent that Affected Loans are so made as (or converted into) Variable Rate Loans, all payments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Variable Rate Loans.

         Section 3.05. Certain Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

         (a) any payment of a Fixed Rate Loan made by such Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

         (b) any failure by the Borrower to borrow a Fixed Rate Loan to be made by such Bank on the date specified therefor in the relevant notice under Section 2.05.

         Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid or not borrowed for the period from and including the date of such payment or failure to borrow to but excluding the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan) or the United States secondary certificate of deposit market (if such Loan is a CD Loan) for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section 3.05 shall be conclusive absent manifest error.

                            ARTICLE 4.  CONDITIONS.

         Section 4.01. Conditions to Effectiveness. This Agreement will become effective on the date (the "Effective Date") when the Agent shall have received each of the following, in form and substance satisfactory to the Agent and its counsel:

         (a) the Notes duly executed by the Borrower;

         (b) the Authorization Letter duly executed by the Borrower;

         (c) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Effective Date, attesting to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents and each other document to be delivered pursuant to this Agreement;

         (d) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Effective Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Facility Documents and the other documents to be delivered by the Borrower under this Agreement;

         (e) a certificate of a duly authorized officer of the Borrower, dated the Effective Date, stating that the representations and warranties in Article 5 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

         (f) a favorable opinion of counsel for the Borrower, dated the Effective Date, in substantially the form of Exhibit D and as to such other matters as the Agent or any Bank may reasonably request;

         (g) copies of all agreements and other documents referred to in
Schedule III, to the extent not previously provided under the 1988 Credit Agreement;

         (h) receipt by the Agent of a notice of borrowing in an amount at least equal to the aggregate outstanding amount owing to the banks under the 1988 Credit Agreement;

         (i) receipt by the Agent of irrevocable instructions from the Borrower to use the proceeds of the first borrowing on or after the Effective Date to repay in full all amounts owing under the 1988 Credit Agreement; and

         (j) receipt by the Agent of a notice from the Borrower terminating in their entirety, as of the Effective Date, the commitments under the 1988 Credit Agreement (the Banks which are party to the 1988 Credit Agreement hereby waive compliance with Section 2.08 of the 1988 Credit Agreement to the extent necessary to permit the Borrower to terminate the commitments under the 1988 Credit Agreement on the Effective Date).

         On the Effective Date, the Original Agreement will be automatically amended and restated in its entirety to read as set forth herein. On and after the Effective Date the rights and obligations of the parties hereto shall be governed by this Agreement; provided that the rights and obligations of the parties hereto with respect to the period prior to the Effective Date shall continue to be governed by the provisions of the Original Agreement. On or promptly after the Effective Date, each Bank shall mark each of the notes issued under the Original Agreement "Renewed", and shall retain such notes as additional evidence of the indebtedness of the Borrower outstanding under this Agreement.

         Section 4.02. Conditions to Borrowing. The obligations of the Banks to make any Loan (including the initial Loan on or after the Effective Date) shall be subject to the further conditions precedent that on the date of such
Loan:

         (a) the following statements shall be true:

         (i) the representations and warranties contained in Article 5 are true and correct on and as of the date of such Loan as though made on and as of such date, provided that the representations and warranties in Section 5.04 and the final sentence of Section 5.05 need not be true and correct if after such Loan there is no net increase in the aggregate principal amount outstanding hereunder; and

         (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loan; and

         (b) the Agent shall have received such approvals, opinions or documents as the Agent or any Bank may reasonably request; and

         (c) the Agent shall have received, prior to the initial Loan, in consideration of its costs and expenses incurred in the negotiation, preparation and execution of this Agreement, an arrangement fee in an amount agreed to by the Agent and the Borrower in the Agent's March 7, 1994 letter to the Borrower.

         Section 4.03. Deemed Representations. Each notice of a Loan and acceptance by the Borrower of the proceeds thereof shall constitute a representation and warranty that the statements contained in Section 4.02(a) are true and correct both on the date of such notice and, unless the Borrower otherwise notifies the Agent prior to such borrowing, as of the date of such Loan.

                  ARTICLE 5.  REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants that:

         Section 5.01.  Incorporation, Good Standing and Due Qualification.
Each of the Borrower and its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required except to the extent that its failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, business or operations of the Borrower and its Subsidiaries, taken as a whole.

         Section 5.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Borrower of the Facility Documents have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected;
(e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (f) cause the Borrower (or any Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         Section 5.03. Legally Enforceable Agreements. Each Facility Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

         Section 5.04. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in the aggregate, have a reasonable likelihood of having a Material Adverse Effect.

         Section 5.05. Financial Statements. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at January 2, 1993, and the related consolidated statement of earnings and statement of cash flows and statement of changes in shareholders' equity of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, of Arthur Andersen & Co., independent certified public accountants, and the interim consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at September 11, 1993, and the related consolidated statement of earnings and statement of cash flows and changes in shareholders' equity for the 36 week period then ended, copies of which have been furnished to each of the Banks, are complete and correct and fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year end adjustments in the case of the interim financial statements). There are no liabilities of the Borrower or any of its Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto or which have not otherwise been disclosed in writing to the Banks, other than liabilities arising in the ordinary course of business since September 11, 1993. No information, exhibit or report furnished by the Borrower to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since September 11, 1993, there has been no change in the business, properties, prospects, condition (financial or otherwise), or results of operations of the Borrower which could reasonably be expected to have a Material Adverse Effect.

         Section 5.06. Ownership and Liens. Each of the Borrower and its Restricted Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 5.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any of its Restricted Subsidiaries and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder.

         Section 5.07. Taxes. Each of the Borrower and its Subsidiaries has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, except to the extent that such failure to file returns or pay taxes and other charges would not have a material adverse effect on the condition (financial or otherwise), properties, assets, business or operations of the Borrower and its Subsidiaries, taken as a whole and except for any assessment that the Borrower and its Subsidiaries are disputing in good faith and have given notice of such dispute to the Agent (if such assessment is material in amount). The federal income tax liability of the Borrower and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the taxable year ended 1992.

         Section 5.08. ERISA. Each Plan, and, to the best knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and no event or condition is occurring or exists concerning which the Borrower would be under an obligation to furnish a report to the Bank in accordance with Section 6.08(h) hereof. As of the most recent valuation date for each Plan, each Plan was "fully funded", which for purposes of this Section
5.08 shall mean that the fair market value of the assets of the Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a Plan termination basis. To the best knowledge of the Borrower, no Plan has ceased being fully funded as of the date these representations are made with respect to any Loan under this Agreement.

         Section 5.09. Subsidiaries and Ownership of Stock. Schedule II is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Borrower's ownership of the outstanding stock or other interest of each such Subsidiary. Other than as listed on Schedule II, all of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Borrower free and clear of all Liens.

         Section 5.10. Credit Arrangements. Schedule III is a complete and correct list of all Debt and guaranties in respect of which the Borrower or any of its Restricted Subsidiaries is in any manner directly or contingently obligated and regarding which the maximum principal or face amount outstanding and which can be outstanding is $1,000,000 or more; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

         Section 5.11. Operation of Business. Each of the Borrower and its Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, except to the extent that the failure to possess such licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto would not have a material adverse effect on the condition (financial or otherwise), properties, assets, business or operations of the Borrower or any of its Subsidiaries, and neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing.

         Section 5.12. No Default on Outstanding Judgments or Orders. Each of the Borrower and its Subsidiaries has satisfied all judgments and neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except to the extent that any of the foregoing would not have material adverse effect on the condition (financial or otherwise), properties, assets, business or operations of the Borrower and its Subsidiaries, taken as a whole.

         Section 5.13. No Defaults on Other Agreements. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrower or any of its Subsidiaries, taken as a whole, or the ability of the Borrower to carry out its obligations under the Facility Documents. Neither the Borrower nor any of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument which could have material adverse effect on the condition (financial or otherwise), properties, assets, business or operations of the Borrower and its Subsidiaries, taken as a whole.

         Section 5.14. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or of any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could have material adverse effect on the condition (financial or otherwise), properties, assets, business or operations of the Borrower and its Subsidiaries, taken as a whole.

         Section 5.15. Investment Company Act. Neither the Borrower nor any of its Restricted Subsidiaries is an "investment company" within the meaning of the United States Investment Company Act of 1940.

         Section 5.16.  Partner in a Partnership.  Other than as listed in
Schedule IV, as amended by written notice to the Agent from time to time, neither the Borrower nor any of its Restricted Subsidiaries is a partner in any partnership.

         Section 5.17. Hazardous Materials. The Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

         In addition, except as set forth in Schedule V hereto and except to the extent that any of the following in subsections (a) through (e) would not have a Material Adverse Effect:

         (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. (S) 9601(22) ("Release"), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by the Borrower or any of its Subsidiaries.

         (b) Neither the Borrower nor any of its Subsidiaries has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by the Borrower or any of its Subsidiaries to an extent that it has, or may reasonably be expected to have, a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Borrower and its Consolidated Subsidiaries; and

              (i) no polychlorinated biphenyls is or has been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

              (ii) no asbestos is or has been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

              (iii) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Borrower or any of its Subsidiaries; and

         (c) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on (i) the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) the Comprehensive Environmental and Liability Information System, as provided for by 40 C.F.R. (S)300.5, or (iii) any similar state list of sites requiring investigation or clean-up.

         (d) There are no Liens arising under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by the Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which could subject any of such properties to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

         (e) There have been no environmental investigations, studies, audits, test, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or any of its Subsidiaries which have not been made available to the Banks.

         Section 5.18. No Forfeiture. Neither the Borrower nor any of its Subsidiaries or Affiliates is engaged in or proposes to be engaged in the conduct of any business or activity which is not permitted by any law, rule, regulation or order (federal, state or local) and no Forfeiture Proceeding against any of them is pending or threatened.

                      ARTICLE 6.  AFFIRMATIVE COVENANTS.

         So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Borrower shall:

         Section 6.01. Maintenance of Existence. Subject to Section 7.08, preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required, except to the extent that its failure to so qualify would not have material adverse effect on the condition (financial or otherwise), properties, assets, business or operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.

         Section 6.02. Conduct of Business. Continue, and cause each of its Restricted Subsidiaries to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

         Section 6.03. Maintenance of Properties. Maintain, keep and preserve, and cause each of its Restricted Subsidiaries to maintain, keep and preserve, all of its properties, (tangible and intangible) necessary (in the reasonable judgment of the Board of Directors of the Borrower or such Subsidiary) or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 6.04. Maintenance of Records. Keep, and cause each of its Restricted Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP or, if GAAP is inapplicable in a jurisdiction, in accordance with accounting methods that are generally accepted in such jurisdiction of operation, reflecting all financial transactions of the Borrower and its Restricted Subsidiaries.

         Section 6.05. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain (including through self-insurance where appropriate), insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         Section 6.06. Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except those being disputed in good faith.

         Section 6.07. Right of Inspection. At any reasonable time (upon at least one Banking Day's notice) and from time to time, permit the Agent or any Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Restricted Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Restricted Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

         Section 6.08. Reporting Requirements. Furnish directly to each of the Banks:

         (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and consolidated statement of earnings and statement of cash flows and statement of shareholders' equity of the Borrower and its Consolidated Subsidiaries for such fiscal year together with an additional column, on the balance sheet and statement of earnings only, showing a subtotal for the Borrower and the Restricted Subsidiaries (the "Subtotal Statement"), all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and (except as to the Subtotal Statement which shall be certified by the chief financial officer of the Borrower) accompanied by an opinion thereon acceptable to the Agent and each of the Banks by Arthur Andersen & Co. or other independent accountants of national standing selected by the Borrower. The foregoing statements shall all be prepared in accordance with GAAP except that the Subtotal Statement is prepared in accordance with GAAP except that information as to Consolidated Subsidiaries that are Unrestricted Subsidiaries is not included in such statement.

         (b) As soon as available and in any event within 60 days after the end of each of the first three quarters or reporting period equivalents of each fiscal year of the Borrower, consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter or reporting period and consolidated statement of earnings and statement of cash flows and statement of shareholders' equity, of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such reporting period together with an additional column showing the Subtotal Statement, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding reporting period in the previous fiscal year and all prepared in accordance with GAAP except that information as to Consolidated Subsidiaries that are Unrestricted Subsidiaries is not included in such statements, and certified by the chief financial officer of the Borrower (subject to year-end adjustments);

         (c) promptly upon request by the Agent after receipt of any opinion that is not unqualified of independent accountants delivered in connection with the financial statements referred to in (a) above, copies of any reports submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with examination of the financial statements of the Borrower or any such Subsidiary made by such accountants;

         (d) simultaneously with the delivery of the financial statements referred to above, a certificate of the chief financial officer of the Borrower
(i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article 8;

         (e) simultaneously with the delivery of the annual financial statements referred to in Section 6.08(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default arising out of noncompliance with any of the provisions of Article 8, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

         (f) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or such Subsidiary, could in the reasonable judgment of the Borrower, have a material adverse effect on the business, properties, assets, operations or conditions (financial or otherwise), of the Borrower and its Subsidiaries, taken as a whole;

         (g) as soon as possible and in any event within 10 days after the Borrower or any of its Subsidiaries knows or should have known of the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

         (h) as soon as possible, and in any event within ten days after the Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

              (i) any reportable event, as defined in Section 4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
         Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

              (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

              (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under
         Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

              (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

              (vi)  the adoption of an amendment to any Plan that pursuant to
         Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

              (vii) any event or circumstance exists which may reasonably be expected to constitute grounds for the Borrower or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

              (viii) the Unfunded Benefit Liabilities of one or more Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Borrower and its Subsidiaries, on a consolidated basis; provided, however, that such increase shall not be deemed to be material so long as it does not exceed during any year period $5,000,000.

         (i) Promptly after the request of any Bank, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to the Borrower or an ERISA Affiliate;

         (j) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Borrower or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange; and

         (k) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Bank may from time to time reasonably request.

         Section 6.09. No Activities Leading to Forfeiture. (a) Neither the Borrower nor any of its Subsidiaries or Affiliates shall engage in or propose to be engaged in the conduct of any business or activity which would violate any law, rules, regulation or order (federal, state or local) or could result in a Forfeiture Proceeding.

         (b) The Borrower shall furnish to the Banks written notice promptly after the commencement of or threat of any Forfeiture Proceeding.


                        ARTICLE 7.  NEGATIVE COVENANTS.

         So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Borrower shall not:


         Section 7.01. Certain Contingent Liabilities. Assume, endorse or otherwise be or become directly or contingently responsible or liable, or permit any of its Restricted Subsidiaries to assume, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except:

         (a) Any contingent liabilities defined as "Debt";

         (b) Reimbursement obligations under standby letters of credit issued for the benefit of financially sound and reputable insurance companies or associations which are issuing policies to the Borrower or any of its Subsidiaries in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated; and

         (c) Standby or performance letters of credit (in addition to those allowed under (b) above) and other contingent liabilities not defined as "Debt" in an aggregate amount not exceeding 10% of Consolidated Shareholders' Equity.

         Section 7.02. Liens. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

         (a) Liens in favor of the Agent on behalf of the Banks securing the Loans hereunder;

         (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

         (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

         (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

         (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

         (f) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

         (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Restricted Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

         (h) Liens securing obligations of such a Restricted Subsidiary to the Borrower or another such Restricted Subsidiary;

         (i) purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

              (i) any property subject to any of the foregoing is acquired by the Borrower or any such Restricted Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition;

              (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 75% of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower or such Restricted Subsidiary acquiring the same;

              (iii) each such Lien shall attach only to the property so acquired and fixed improvements thereon; and

              (iv) the aggregate amount of the Debt secured by all such Liens shall not exceed 10% of Consolidated Shareholders' Equity required to be maintained pursuant to Section 8.01;

         (j) Liens existing as of the date of this Agreement, as reported on the financial statements of the Borrower delivered pursuant to Section 5.05;

         (k) additional Liens in an aggregate amount not exceeding 5% of the Consolidated Shareholders' Equity required to be maintained pursuant to Section 8.01.

         Section 7.03. Leases. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (a) leases existing on the date of this Agreement and any extensions or renewals thereof; (b) Capital Leases permitted by Section 7.02; and (c) obligations as lessee under leases for rental payments in any fiscal year of the Borrower up to an aggregate amount not exceeding 10% of Consolidated Shareholders' Equity required for such fiscal year pursuant to Section 8.01.

         Section 7.04. Investments. Make, or permit any of its Restricted Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any such Restricted Subsidiary to purchase or otherwise acquire, any capital stock, assets (other than inventory, equipment or real estate purchased in the ordinary course of business), obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person (any of the foregoing being "Investments"), except: (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc. or participations (under asset sales programs) in loans made by banks to borrowers whose commercial paper is so rated; (c) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of $150,000,000, or certificates of deposit with maturities of one year or less from the date of acquisition and which are covered by Federal Deposit Insurance Corporation insurance, issued by any commercial bank operating within the United States of America, without regard to the capital and surplus of that bank; (d) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any such Restricted Subsidiary; (e) any Acceptable Acquisition permitted by Section 7.09; (f) direct obligations of states or municipalities of the United States rated at least "A" by Standard & Poor's Corporation or by Moody's Investors Service, Inc.; (g) other financial market instruments rated at least "A" by Standard & Poor's Corporation or by Moody's Investors Service, Inc. or backed by instruments so rated; and (h) other Investments in the aggregate at any one time not exceeding 10% of Consolidated Shareholders' Equity.

         Section 7.05. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Restricted Subsidiaries, receivables and leasehold interests); except: (a) for inventory disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business; (c) that any such Restricted Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower; and (d) other sales or dispositions of assets during any fiscal year which do not in the aggregate exceed an amount equal to 15% of reported Consolidated Shareholders' Equity for such fiscal year.

         Section 7.06. Stock of Subsidiaries, Etc. Sell or otherwise dispose of any shares of capital stock of any of its Restricted Subsidiaries, except in connection with a transaction permitted under Section 7.05 or 7.08, or permit any such Restricted Subsidiary to issue any additional shares of its capital stock, except directors' qualifying shares.

         Section 7.07. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         Section 7.08. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so, except that: (a) any such Subsidiary may merge into or transfer assets to the Borrower; (b) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary; and (c) the Borrower may effect any Acceptable Acquisition permitted by Section 7.09.

         Section 7.09. Acquisitions. Make any Acquisition other than an Acceptable Acquisition.

                       ARTICLE 8.  FINANCIAL COVENANTS.


         So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement:

         Section 8.01. Minimum Shareholders' Equity. The Borrower shall maintain at all times a Consolidated Shareholders' Equity of not less than $360,000,000 during the period ending with the fiscal quarter ending January 1, 1994 and $360,000,000 plus 50% of the consolidated net earnings, to the extent that net earnings are greater than $0 (as stated in the financial statements delivered pursuant to Section 6.08) earned during each fiscal quarter thereafter, on a cumulative basis, during the period thereafter.

         Section 8.02. Debt to Capitalization Ratio. The Borrower shall maintain at all times a ratio of Consolidated Debt to Consolidated Total Capitalization of not greater than 0.5 to 1.

         Section 8.03. Interest Coverage Ratio. The Borrower shall maintain at all times a ratio of: (i) consolidated earnings before interest, taxes, extraordinary items and losses from discontinued operations (as stated in the financial statements delivered pursuant to Section 6.08) to consolidated net interest expense (as stated in the financial statements delivered pursuant to Section 6.08) of not less than 2.5 to 1.


                        ARTICLE 9.  EVENTS OF DEFAULT.

         Section 9.01. Events of Default. Any of the following events shall be an "Event of Default":

         (a) the Borrower shall: (i) fail to pay the principal of any Note as and when due and payable; or (ii) fail to pay interest on any Note or any fee or other amount due hereunder within three Banking Days after such payment is due and payable;

         (b) any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

         (c) the Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.04 or Articles 7 or 8; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 9.01) in any Facility Document and such failure shall continue for 10 consecutive Banking Days;

         (d) the Borrower or any of its Subsidiaries shall: (i) fail to pay any indebtedness in the maximum principal or face amount outstanding and which can be outstanding of $1,000,000 individually and $5,000,000 in the aggregate, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or
(ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, unless such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (e) the Borrower or any of its Subsidiaries: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 60 days or more; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more;

         (f) one or more judgments, decrees or orders for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

         (g) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which the Borrower is under an obligation to furnish a report to the Bank in accordance with Section 6.08(h) hereof and as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate has incurred or in the opinion of the Bank is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the Borrower and its Subsidiaries, on a consolidated basis; provided, however, that any such amount shall not be deemed to be material so long as all such amounts do not exceed in the aggregate during any year $5,000,000;

         (h) The Unfunded Benefit Liabilities of one or more Plans have increased after the date of this Agreement in an amount which is material (as specified in Section 9.01(g) hereof);

         (i)(x) any Forfeiture Proceeding shall have been commenced or the Borrower shall have given any Bank written notice of the commencement of any Forfeiture Proceeding as provided in Section 6.09(b) or (y) any Bank has a good faith basis to believe that a Forfeiture Proceeding has been threatened or commenced; or

         (j) a majority of the outstanding voting stock of the Borrower shall be acquired, directly or indirectly, by a person or entity, or group of persons or entities acting in concert, who own on the date hereof less than 5% of such voting stock.

         Section 9.02. Remedies. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Banks, by notice to the Borrower, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and/or (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Section 9.01(e) or Section 9.01(i)(x) above, the Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.


          ARTICLE 10.  THE AGENT; RELATIONS AMONG BANKS AND BORROWER.

         Section 10.01. Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer or official of the Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

         Section 10.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

         Section 10.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to
Section 10.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

         Section 10.04. Rights of Agent as a Bank. With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower (and any of its affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about the

Borrower, its Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Banks.

         Section 10.05. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 11.04 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Section 11.04 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 11.04 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         Section 10.06. Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Bank.

         Section 10.07. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or any of its affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

         Section 10.08. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 10.09. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign (and shall resign if replaced as a Bank pursuant to Section 11.02) at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         Section 10.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

         Section 10.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Facility Document.

         Section 10.12. Transfer of Agency Function. Without the consent of the Borrower or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower and the Banks thereof.

         Section 10.13. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Bank fails to pay the amount thereof to the Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

         Section 10.14. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

         Section 10.15. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

         Section 10.16. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided: (a) each borrowing under Section 2.05 shall be made from the Banks pro rata according to the amounts of their respective unused Commitments, (b) each reduction or termination of the amount of the Commitments under Section 2.08 shall be applied to the Commitments of the Banks, and each payment of facility fees accruing under Section 2.12 shall be made for the account of the Banks, pro rata according to the amounts of their respective Commitments (whether used or unused); and (c) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks.

                          ARTICLE 11.  MISCELLANEOUS.

         Section 11.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Agent and the Required Banks, or by the Borrower and the Agent acting with the consent of the Required Banks and any provision of this Agreement may be waived by the Required Banks or by the Agent acting with the consent of the Required Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee payable hereunder,
(c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this Section 11.01, (e) amend the definition of the term "Required Banks" or (f) waive any of the documentary conditions precedent set forth in Section 4.01 hereof and provided, further, that any amendment of Article 10 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 11.02. Replacement of Banks. By written notice to the Agent at least 30 days prior to the date such replacement shall become effective (the "Replacement Date"), the Borrower may choose to replace any of the Banks party hereto provided, however, that:

         (a) Such notice shall specify the Bank or Banks to be replaced, the replacement bank or banks (the "Replacement Bank") and Replacement Date;

         (b) The Replacement Date shall not occur during any Money Market Interest Period with respect to a Money Market Loan made by the Bank being replaced or during any Fixed Rate Interest Period;

         (c) As a condition precedent to such replacements the Replacement Bank shall have executed this Agreement and any additional documents deemed necessary by the Agent;

         (d) As a condition precedent to such replacements the Borrower shall have executed a new Money Market Note and a new Promissory Note for the accounts of each Replacement Bank and the Bank or Banks being replaced shall have returned the Money Market Note or Notes and the Promissory Note or Notes to the Borrower;

         (e) This Agreement shall be deemed to be amended to replace the Bank or Banks to be replaced when all of the conditions listed in this Section 11.02 shall have been complied with to the satisfaction of the Agent and no other amendment this Agreement shall be necessary to effect the replacement; and

         (f)  If the Agent is replaced pursuant to the provisions of this
Section 11.02, then the Agent shall, as soon as it is notified of such replacement, resign as Agent as set forth in Section 10.09.

         Section 11.03. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

         Section 11.04. Expenses. The Borrower shall reimburse the Agent and the Banks on demand for all costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for the Agent and each Bank and costs allocated by their respective internal legal departments) incurred by the Agent or the Banks in connection with the performance or enforcement of this Agreement or the Notes and incurred by the Banks (other than the Agent) in connection with preparation, performance or enforcement of this Agreement or the Notes. The Borrower agrees to indemnify the Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses (each an "Indemnified Liability") incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to or arising out of this Agreement or any actual or proposed use by the Borrower or any Subsidiary of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any Indemnified Liability incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. The Borrower agrees that any Indemnified Liability will be promptly paid to the Person to be indemnified upon the written demand of such Person.

         Section 11.05. Survival. The obligations of the Borrower under Sections 3.01, 3.05 and 11.04 shall survive the repayment of the Loans and the termination of the Commitments.

         Section 11.06. Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Agent, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder. Each Bank may assign, with the consent of the Borrower (which shall not be unreasonably withheld), or sell participations in, all or any part of any Loan to another bank or other entity, in which event (a) in the case of an assignment, upon notice thereof by the Bank to the Borrower with a copy to the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Bank hereunder; and (b) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrower under Article 3 shall be determined as if such Bank had not sold such participation. The agreement executed by such Bank in favor of the participant shall not give the participant the right to require such Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank. Such Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. Notwithstanding any other language in this Agreement, any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank as collateral in accordance with Regulation A of the Board of Governors of the Federal Reserve System and the applicable operating circular of such Federal Reserve Bank. In connection with any assignment (other than an assignment to any Federal Reserve Bank or an affiliate of the assigning Bank), the assigning Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000.

         Section 11.07. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement and except for notices given pursuant to
Section 2.02 hereof, which shall be given by telephone, confirmed in writing by telex or telecopy by the close of business on the day the notice is given, notices shall be given to the Agent by telephone, confirmed by telex, telecopy or other writing, and to the Banks and to the Borrower by ordinary mail or telex addressed to such party at its address on the signature page of this Agreement or any amendment thereto. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telex, when the telex is transmitted to the telex number as aforesaid.

         Section 11.08. Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Bank under this Agreement or such Bank's Note which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrower hereunder shall be made without setoff or counterclaim.

         SECTION 11.09. JURISDICTION; IMMUNITIES. (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 11.07. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION TO

VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY. THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

         (b) Nothing in this Section 11.09 shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

         (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

         Section 11.10. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         Section 11.11. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         Section 11.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         Section 11.13. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

         SECTION 11.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         Section 11.15. Treatment of Certain Information. The Borrower (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that information delivered to each Bank or its subsidiaries or affiliates regarding the Borrower may be shared among such Bank and such subsidiaries and affiliates. This Section
11.15 shall survive the repayment of the Loans and the termination of the Commitments.

         Section 11.16. Addition of Banks. By written notice to the Agent at least 30 days prior to the date such addition shall become effective (the "Addition Date"), the Borrower may choose to add one or more banks to this Agreement; provided, however, that:

         (a) Such notice shall specify the bank or banks to be added, the additional bank or banks (the "Additional Bank") and Addition Date;

         (b) The Addition Date shall not occur during any Fixed Rate Interest Period;

         (c) As a condition precedent to such additions the Additional Bank shall have executed this Agreement and any additional documents deemed necessary by the Agent;

         (d) As a condition precedent to such additions the Borrower shall have executed a Money Market Note and a Promissory Note for the accounts of each Additional Bank; and

         (e) The aggregate amount of the Commitments after the addition of any Additional Bank shall not exceed $160,000,000; and

         (f) This Agreement shall be deemed to be amended to add the Additional Bank or Additional Banks to be added when all of the conditions listed in this
Section 11.16 shall have been complied with to the satisfaction of the Agent and no other amendment this Agreement shall be necessary to effect such addition.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              SAFETY-KLEEN CORP.



                            By   /s/ SAFETY-KLEEN CORP.
                              ---------------------------


                            Address for Notices:

                            1000 North Randall Road
                            Elgin, Illinois  60123
                            Telex No.:       910 251 4479
                            Telecopier No.:  708-697-8486
                            Telephone No.:   708-468-2408

                   THE CHASE MANHATTAN BANK
                    (NATIONAL ASSOCIATION),
                    as Agent



                   By    /s/ THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)
                     ---------------------------------------------------------


                   Address for Notices:

                   New York Agency
                   4 Chase Metrotech Center
                   13th Floor
                   Brooklyn, New York  11245

                   Attention:  Leonard Selanikio

                   Telephone No.:   (718) 242-7974
                   Telecopier No.:  (718) 242-6909
                   Telex No.:       6720516  CMPNYA

AMA03AFA

Commitment
-----------
$40,000,000                 THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)



                            By /s/ THE CHASE MANHATTAN BANK
                                   (NATIONAL ASSOCIATION)

                            Lending Office and Address for Notices:

                            The Chase Manhattan Bank
                             (National Association)
                            1 Chase Manhattan Plaza, 5th Floor
                            New York, New York  10081
                            Attention:  Thomas Daniels
                            Telephone No:    212-552-1711
                            Telecopier No.:  212-552-0196 or
                                             212-552-5189

Commitment
-----------
$40,000,000               THE NORTHERN TRUST COMPANY



                            By /s/ THE NORTHERN TRUST COMPANY

                            Lending Offices:

                            The Northern Trust Company
                            50 South LaSalle Street
                            Chicago, Illinois   60657

                            Address for Notices:

                            The Northern Trust Company
                            50 South LaSalle Street
                            Chicago, Illinois  60657
                            Attention:  Division Head
                                        Chicago Division
                            Telephone No.:  312-444-3506
                            Telecopy No.:   312-444-7028

Commitment
-----------
$40,000,000               THE FIRST NATIONAL BANK OF CHICAGO



                            By /s/ THE FIRST NATIONAL BANK OF CHICAGO

                            Lending Offices:

                            The First National Bank of Chicago
                            One First National Plaza
                            Chicago, Illinois   60670

                            Address for Notices:

                            The First National Bank of Chicago
                            One First National Plaza
                            Mail Suite 0173
                            Chicago, Illinois   60670
                            Attention:  Garland Smith
                            Telephone No.:  312-732-5791
                            Telecopy No.:   312-732-4840

Commitment
----------
$40,000,000               NBD BANK, N.A.



                            By /s/ NBD BANK, N.A.

                            Lending Offices:

                            NBD Bank, N.A.
                            611 Woodward Avenue
                            Detroit, Michigan  48226


                            Address for Notices:

                            NBD Bank, N.A.
                            611 Woodward Avenue
                            Detroit, Michigan  48226
                            Attention:  Steve Wagner
                            Telephone No.:  313-225-2762
                            Telecopy No.:   313-225-1671

                                   EXHIBIT A

                                PROMISSORY NOTE



$[Commitment of Bank X]                                           March 25, 1994
                                                              New York, New York


         SAFETY-KLEEN CORP. (the "Borrower"), a corporation organized under the laws of Wisconsin, for value received, hereby promises to pay to the order of [BANK X] (the "Bank") at the principal office of The Chase Manhattan Bank, N.A., at 1 Chase Manhattan Plaza New York, New York 10081 (the "Agent') , for the account of the appropriate Lending Office of the Bank, the principal sum of ($[Commitment amount of Bank X]) or, if less, the amount of Syndicated Loans loaned by the Bank to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

         The date and amount of each Syndicated Loan made by the Bank to the Borrower under the Credit Agreement referred below, maturity date and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

         This is one of the Notes referred to in that certain Amended and Restated Credit Agreement (as amended from time to time the "Credit Agreement") dated as of March 25, 1994 among the Borrower, the Banks named therein (including the Bank) and the Agent and evidences the Syndicated Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                            SAFETY-KLEEN CORP.


                            By________________________________________
                             Name:
                             Title:

      Amount      Amount of     Balance      Notation
Date      of Loan       Payment    Outstanding       By

                                   EXHIBIT B

                               MONEY MARKET NOTE



$160,000,000
                                                                  March 25, 1994
                                                              New York, New York


         SAFETY-KLEEN CORP. (the "Borrower"), a corporation organized under the laws of Wisconsin, for value received, hereby promises to pay to the order of [BANK X] (the "Bank") at the principal office of The Chase Manhattan Bank, N.A., at 1 Chase Manhattan Plaza New York, New York 10081 (the "Agent"), for the account of the appropriate Lending Office of the Bank, the principal sum of $160,000,000 or, if less, the amount of the Money Market Loans loaned by the Bank to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

         The date and amount of each Money Market Loan made by the Bank to the Borrower under the Credit Agreement referred below, maturity date and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

         This is one of the Notes referred to in that certain Amended and Restated Credit Agreement (as amended from time to time the "Credit Agreement") dated as of March 25, 1994 among the Borrower, the Banks named therein (including the Bank) and the Agent and evidences the Money Market Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                            SAFETY-KLEEN CORP.


                            By__________________________________________________
                             Name:
                             Title:

       Amount       Amount of     Balance      Notation
Date      of Loan       Payment    Outstanding       By

                                   EXHIBIT C


                           __________________, 19__



The Chase Manhattan Bank, N.A.
2 Chase Manhattan Plaza
4th Floor
New York, New York  10081
Attention:  Patricia Han


Re: Amended and Restated Credit Agreement dated as of March 25, 1994 (the "Credit Agreement") among Safety-Kleen Corp., the Banks named therein, and The Chase Manhattan Bank, N.A., as Agent for said Banks


Ladies and Gentlemen:

         In connection with the captioned Credit Agreement, we hereby designate any one of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally or by telephone or teleprocess:

              NAME (Typewritten)
              ------------------
              __________________________
              __________________________
              __________________________
              __________________________

         Instructions may be honored on the oral, telephonic or teleprocess instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

         You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

         Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

         We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.



                            Very truly yours,

                            SAFETY-KLEEN CORP.



                            By__________________________________________________
                             Name:
                             Title:



                            By__________________________________________________
                             Name:
                             Title:

                                   EXHIBIT D

                    (Letterhead of counsel to the Borrower)


                                    [Date]



The Chase Manhattan Bank, N.A.
1 Chase Manhattan Plaza
New York, New York 10081

[other Banks]

Ladies and Gentlemen:

         We have acted as counsel to Safety-Kleen Corp. (the "Borrower") in connection with the execution and delivery of that certain Amended and Restated Credit Agreement (the "Credit Agreement") dated as of March 25, 1994 among the Borrower, the Banks signatory thereto and The Chase Manhattan Bank, N.A. as Agent. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement or any agreement delivered thereunder shall have the meanings assigned to them therein.

         In connection with this opinion, we have examined executed copies of the Facility Documents and such other documents, records, agreements and certificates as we have deemed appropriate. We have also reviewed such matters of law as we have considered relevant for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required except to the extent that its failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, business or operations of the Borrower and its Subsidiaries, taken as a whole.

         2. The execution, delivery and performance by the Borrower of the Facility Documents have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (f) cause the Borrower (or any Subsidiary or affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         3. Each Facility Document is, or when delivered under the Credit Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         4. To the best of our knowledge (after due inquiry), there are no pending or threatened actions, suits or proceedings against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in the aggregate, have a reasonable likelihood of having a materially adverse effect on the financial condition of the Borrower and the Subsidiaries, taken as a whole, or on the ability of the Borrower to perform its obligations under the Facility Documents.



                               Very truly yours,

                                   EXHIBIT E

                             REQUEST FOR EXTENSION
                             ---------------------


TO THE BANKS LISTED ON THE                              , 19__
ATTACHED SCHEDULE:

Gentlemen:

          Pursuant to Section 2.14 of the Credit Agreement dated as of March 25, 1994 among Safety-Kleen Corp., the Banks named therein and The Chase Manhattan Bank, N.A., as Agent, as amended (the "Agreement"), we request a one year extension of your Termination Date (as defined in the Agreement) from _____________________ to ________________________. We acknowledge that such extension of your Termination Date will not otherwise constitute an alteration, amendment or waiver of any other term, condition or covenant contained in the Agreement.

         Failure by you to respond within 45 days following your receipt of this request will constitute an acceptance of our request.

                            Very truly yours,

                            SAFETY-KLEEN CORP.



                            By:___________________________
                                [Authorized Officer]



                            By:___________________________
                                [Authorized Officer]

                                  SCHEDULE I
                                  ----------

                      Restricted Subsidiaries of Borrower
                      -----------------------------------


                              Jurisdiction of      Percentage
Name                           Incorporation   Owned by Borrower
----                          ---------------  ------------------

Safety-Kleen Envirosystems        Indiana             100%
of Puerto Rico, Inc.

Safety-Kleen Canada, Inc.         Canada              100%

                                  SCHEDULE II
                                  -----------

                           Subsidiaries of Borrower
                           ------------------------

                                        Jurisdiction              Percentage
                                        of                        of
Name                                    Incorporation             Ownership
----                                    -------------             ----------

Do Acquisition Co.                      Delaware                     100%
Nucer, Inc.                             Delaware                     100%
  Safety-Kleen Envirosystems Company    California                   100%
    Safety-Kleen Envirosystems
      of Puerto Rico                    Indiana                      100%
Phillips Acquisition Corp.              Delaware                     100%
  Phillips Manufacturing Co.            Illinois                     100%
Breslube USA, Inc.                      Delaware                     100%
Petrocon, Inc.                          Pennsylvania                 100%
Safety-Kleen Oil Services, Inc.         Delaware                     100%
Safety-Kleen Transportation Co.         Delaware                     100%
Safety-Kleen International, Inc.        Delaware                     100%
Dirt Magnet, Inc.                       Colorado                     100%
  The Midway Gas and Oil Co.            Colorado                     100%
Safety-Kleen Aviation, Inc.             Delaware                     100%
The Solvents Recovery Service
  of New Jersey, Inc.                   New Jersey                   100%
Safety-Kleen Canada, Inc.               Canada                       100%
  Safety-Kleen Canada Division          Canada                       100%
  Breslube Division                     Canada                       100%
  Translube, Inc.                       Canada                       100%
Safety-Kleen Ireland Limited            Ireland                      100%
Safety-Kleen U.K. Limited               United Kingdom               100%
Safety-Kleen Beteilingungs GmbH         Germany                      100%
  Safety-Kleen GmbH Service,            Germany                      100%
    Recycling, Umweltschutz
      Orm Bergold Chemie GmbH
        & Co. KG                        Germany                      100%
      Orm Chemie GmbH                   Germany                      100%
      Niemann Chemie GmbH               Germany                      100%
      Safety-Kleen Grundbesitz GmbH     Germany                      100%
Safety-Kleen GmbH                       Germany                      100%
Safety-Kleen Belgium, S.A.              Belgium                      100%
Safety-Kleen France, S.A.               France                       100%
Safety-Kleen Italia, S.p.A.             Italy                        100%

                                 SCHEDULE III
                                 ------------

                              Credit Arrangements
                              -------------------


$100,000,000 Revolving Credit Line
    Balance at Dec. 28, 1991 -- $21,000,000

9.25% Senior Notes Due Sept. 15, 1999
    Balance at Dec. 28, 1991 -- $100,000,000

Can $20,000,000 Credit Line
    NBD Bank, Canada
    Balance owing at Dec. 28, 1991 -- -0-

Can $10,000,000 Credit Line
    Royal Bank of Canada
    Balance owing at Dec. 28, 1991 -- Can $2,005,100

Can $5,000,000 Credit Line
    Canadian Imperial Bank of Commerce
    Balance owing at Dec. 28, 1991 -- -0-

DM 26,100,000 Credit Lines
    Deutsche Bank AG
    Balance owing at Dec. 28, 1991 -- DM 2,076,000

DM 10,000,000 Credit Line
    Dresdner Bank
    Balance owing at Dec. 28, 1991 -- DM 9,682,800

DM 10,000,000 Credit Line
    Westdeutsche Landesbank
    Balance owing at Dec. 28, 1991 -- -0-

Licking County, Ohio 8% Industrial Development
    Revenue Bonds, Series 1980
    Balance at Dec. 28, 1991 -- $200,000

Lexington County, South Carolina Industrial Development
    Revenue Bonds, Series 1991
    Balance at Dec. 28, 1991 -- $2,700,000

City of Denton, Texas Industrial Development Authority
    Industrial Development Revenue Bonds, Series 1991
    Balance at Dec. 28, 1991 -- $2,430,000

USA $160,000,000 Uncommitted Credit Lines

    Balance owing at Dec. 28, 1991 -- $85,000,000

(Pounds)3,000,000 Credit Line
    Barclays Bank
    Balance owing at Dec. 28, 1991 -- (Pounds)2,401,300

(Pounds)1,000,000 Credit Line
    National Westminster Bank PLC
    Balance owing at Dec. 28, 1991 -- (Pounds)774,000

                                  SCHEDULE IV
                                  -----------

                           Partnerships of Borrower
                           ------------------------


Name                            Jurisdiction  Percentage
----                            ------------  ----------

Compania de Dristribucion de        Spain         50%
  Disolventes, S.A.

CODISA Disolventes S.A.            Portugal       50%

                                  SCHEDULE V
                                  ----------

                              Hazardous Materials
                              -------------------



                                     None